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                                 Exhibit 23(a)

                               Consent of KPMG LLP


The Board of Directors
Westwood Homestead Financial Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading of "Experts" in the prospectus.



                                                              /s/ KPMG LLP


Louisville, Kentucky
September 30, 1999